Exhibit 99.12

DETACH HERE	ZALB22

PROXY

ALBERTO-CULVER COMPANY

Special Meeting, [•], 2006

Proxy Solicited by the Board of Directors

The undersigned hereby appoints WILLIAM J. CERNUGEL, GARY P. SCHMIDT and PAUL W. HOELSCHER, each with power of substitution, to vote all shares which the undersigned stockholder would be entitled to vote if personally present and, if applicable, hereby directs (i) the trustee of each of the Alberto-Culver Company Employees’ Profit-Sharing Plan, the Alberto-Culver 401(k) Savings Plan and the Sally Beauty 401(k) Savings Plan and (ii) the recordkeeper of the Alberto-Culver Company Employee Stock Purchase Plan, to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned which the undersigned is entitled to vote pursuant to such employee benefit plan at the Special Meeting of Stockholders of Alberto-Culver Company to be held on [•], 2006, and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO ADOPT THE INVESTMENT AGREEMENT AND APPROVE THE TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT, INCLUDING THE HOLDING COMPANY MERGER AND THE NEW SALLY SHARE ISSUANCE.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

2525 ARMITAGE AVENUE

MELROSE PARK, IL 60160-1163

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZALB21

☒	Please mark votes as in this example.	0461

                                         The Board of Directors recommends a vote FOR the following Proposal.

1.	Adoption of the Investment Agreement, Dated as of June 19, 2006, and Approval of the Transactions Contemplated by the Investment Agreement, Including the Holding Company Merger and the New Sally Share Issuance				2.	In the discretion of the board of directors, on any other matters that may properly come before the meeting.

	FOR	☐	☐	AGAINST		☐	ABSTAIN

						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

Please sign below exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign. Please return this proxy to Computershare, Proxy Department, PO Box 8078, Edison, NJ 08818-9350.

Signature:	Date: Signature: Date: